040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140188821-05
	Filing Date and Time 03/13/2014 2:00 PM
	Entity Number E0136842014-3

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	3am Technologies, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: InCorp Services. Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 300,000,000 — Par value per share: $ 0.0010 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Simon Gee (Name) 2360 Corporate Circle · Suite 400 (Street Address) — Henderson (City) — NV (State) — 89074-7739 (Zip Code) 2) (Name) Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Simon Gee (Name) — X [signature] (Incorporator Signature) 2360 Corporate Circle · Suite 400 (Address) — Henderson (City) — NV (State) — 89074-7739 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] on behalf of InCorp Services, Inc. — 03/06/2014 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

3. Authorized Stock Continued: (number of shares corporation is authorized to issue)

The total number of shares of all classes of stock, which the corporation shall have authority to issue is **Three-Hundred-Million (300,000,000)**, consisting of **Two-Hundred-Million (200,000,000)** shares of Common Stock with **a par value of $0.0010 per share** (The "Common Stock") and **One-Hundred-Million (100,000,000)** shares of Preferred Stock with **a par value of $0.0010 per share** (the "Preferred Stock").

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **3AM TECHNOLOGIES, INC.**, did on March 13, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 14, 2014.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20140314-1640
You may verify this certificate
online at **http://www.nvsos.gov/**